Pacific City Financial Corporation Increases Quarterly Cash Dividend by 67%

Los Angeles, California - January 25, 2019 - Pacific City Financial Corporation (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank, announced that on January 24, 2019, its Board of Directors declared a quarterly cash dividend of $0.05 per common share, up 66.7% from $0.03 per share in the prior quarter. The dividend will be paid on or about March 15, 2019, to shareholders of record as of the close of business on February 28, 2019.

“I am pleased to announce our sixteenth consecutive quarterly cash dividend and an increase in that cash dividend to $0.05 per share,” said Mr. Henry Kim, President and Chief Executive Officer. “The decision is based on our strong financial performance and the Board of Directors’ continuing confidence in our anticipated growth in 2019 and beyond.”

About Pacific City Financial Corporation

Pacific City Financial Corporation is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact:

Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

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